EXHIBIT 10.6

Office Lease Contract

Lessor (Party A): Beijing Lituo Lianchuang Enterprise Management Co., Ltd.

Lessee (Party B): Beijing Yunguhui Information Technology Co., Ltd.

Signing Date: August 21, 2017

Signing Place: Chaoyang District, Beijing City

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Part I. Lease Terms

I. The Parties

Lessor (Party A): Beijing Lituo Lianchuang Enterprise Management Co., Ltd.

Address: 12A, Building 11, Zone 4, Wangjing Dongyuan, Beijing City

Lessee (Party B): Beijing Yunguhui Information Technology Co., Ltd.

Address:

II. Leased Property and Leased Floor Area

1. Party A agrees to lease out and Party B agrees to lease Room 1801-08 (hereinafter referred to as the “Property”), F/18 of No. 4 Business Office Building (hereinafter referred to as the “Office Building”) in the Land Parcel 1008-627, Plot 3, Cuigezhuang Town Dawangjing Village Environmental Rehabilitation Land Reserve Project, Chaoyang District, Beijing City (No. 11 Building, Zone 4, Wangjing Dongyuan). As confirmed by both parties, the leased floor area (hereinafter referred to as the “Leased Floor Area”) is 298 square meters (including the net floor area and shared floor area).

2. Leased Floor Area refers to the area used to calculate the rent of the Property, property management fees and other expenses calculated on the basis of the area of the Property. Party A and Party B hereby agree and confirm that the rent, property management fees and other fees (if any) are all calculated based on the Leased Floor Area specified in this Article.

III. Lease Term

1. Lease term of the Property: The lease commencement date is August 24, 2017, and the lease expiry date is August 23, 2022.

2. Rent and Payment Method

The monthly rent for the Property is: 86,109.58 yuan (including property management fees, heating services and invoices) and is subject to increase: The rent shall be increased by 6% in the third year (monthly rent: 91,276.16 yuan), by 5% in the fourth year (monthly rent: 95,839.97 yuan), and by 5% in the fifth year (monthly rent: 100,631.97 yuan)

(2) The property management fee for the Property shall be settled on a monthly basis: The property management fee rate is 25 yuan/square meter/month and the total amount is: 7,450 yuan. The rent payment method by Party B: Party B shall pay an amount equivalent to six-month rent, half of which as rent for three months and the rest as lease deposit. Party B shall pay the rent for a month 15 working days in advance. No deduction is allowed.

(3) Before August 24, 2017, Party B shall pay the lease deposit and rent for the period from August 24 to November 23, 2017 as well as the property management fee for the period from August 24 to September 12, 2017. The total amount is 465,004.48 yuan (in words: RMB Four Hundred and sixty Five Thousand, and Four Point Forty Eight only). Amount payable = 516657.48 (half as rent for three months and the rest as lease deposit) – 56620 (20-day rent-free period) +4967 (20-day property management service fee)

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3. Other Expenses

Under this Contract, other expenses payable by Party B according to the bill issued by the property management company of the Office Building are as follows:

(1) From the date of handover of the Property, Party B shall bear the electricity, communication and additional air-conditioning usage fees of the Property (if applicable);

(2) The normal air-conditioning usage time shall be subject to the provisions of the property management company. If Party B requests additional use of air-conditioning beyond this period, Party B shall promptly notify the property company according to the requirements of the property management company, and pay fees for additional use of the air-conditioning services according to the provisions of the property management company;

(3) In addition to the above-mentioned fees charging items, if Party B has other expenses payable in connection with the Property in accordance with applicable government regulations, Party B shall pay in time after receiving the payment notice from the relevant fee charging departments;

(4) All expenses incurred by Party B in the use of the Property, including but not limited to rent and fees set forth in this Article are collectively referred to as ("Payables"). Payables shall be settled in RMB.

IV. Lease Deposit

1. The lease deposit is equivalent to three-month rent. In paying for the first time, the deposit totals 258,328.75 yuan.

2. During the lease term, if Party B has any amount in arrears, Party A may deduct the payment in arrears from the lease deposit and request Party B to make up the deposit. Party B shall make the payment within 5 working days after receiving the notice.

3. Account Details of Party B:

Account Name:

Deposit Bank:

Account Number:

V. Handover of Property

1. On condition that Party B has paid the corresponding lease deposit and the first-period rent in accordance with the provisions of this Contract, Party A will hand over the Property to Party B in accordance with the standard for an office building before August 24, 2017. If Party A fails to hand over the Property on time, the lease term shall be postponed accordingly.

2. Party A shall hand over the Property to Party B in the standard condition of an office building. Takeover of the Property means confirmation by Party B that the Property is in a rentable state. If any damage or defect in the Property is discovered in handing over the Property, Party A will repair it as soon as possible.

VI. Use Purpose

Party B promises to Party A that the Property will only be used for office purpose by Party B.

VII. Special Provisions

1. If the Property is still available for lease at the expiry of the lease term of the Contract, and Party B needs to continue to rent the Property, Party B shall submit to Party A a written request to continue to lease the Property six months before the expiry of the lease term. After consent of Party A, the parties shall negotiate the lease conditions and sign a new lease contract. If Party B fails to send a notice of renewal of the lease within the time specified or the parties fail to reach agreement on the lease term and sign a new contract within 3 months after a notice of renewal of the lease is sent by Party B, the Contract shall be terminated on the expiry of the lease term.

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2. After signing of the Contract, there is a rent-free period from August 24, 2017 to September 12, 2017. During the rent-free period, no rent will accrue, but the property management fee, water and electricity charge, and Internet access fee and all other fees chargeable against Party B shall still be paid by Party B.

3. If the lease is early terminated or breach of Contract occurs with the fault of Party B, the lease deposit will not be refunded, and Party B shall make up the rent for the rent-fee period elapsed.

VIII. Decoration

1. Party B may carry out decoration work after Party A hands over the Property. The decoration progress and expenses are irrelevant to Party A.

2. During the decoration period, Party B shall purchase construction all risks insurance and other necessary insurances including third-party liability insurance at its own expense;

3. Party B shall abide by the decoration laws and regulations, as well as the relevant provisions of the property management company, and pay the property management company a decoration deposit for the decoration. The amount of the decoration deposit shall be subject to the amount specified by the property management company. The decoration deposit will be returned to Party B after the completion of the decoration work and acceptance by the property management company (but Party A has the right to deduct from the decoration deposit any amount for losses caused by Party B to Party A during the decoration period);

4. The contact information of the parties is as follows:

Party A: Beijing Lituo Lianchuang Enterprise Management Co., Ltd.

Address: 12A, Zhongguojin, Greenland Center, Hongtai East Street, Chaoyang District, Beijing City

Tel: 18646880331

e-mail:

Contact person: Wang Zhaoxuan

Party B: Beijing Yunguhui Information Technology Co., Ltd.

Address: Room 1801-08, 18/F, No. 11 Building, Wangjing Dongyuan, Chaoyang District, Beijing City

Tel: 13699223617

E-mail: 304692208@qq.com

Contact person: Wang Xing

Any change in the above-mentioned contact information shall be notified in writing to the other party in advance. Otherwise, the notice sent by the other party to the above-mentioned address shall be deemed to be served, and the adverse consequences arising therefrom shall be borne by the party made the change.

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Part II. Detailed Lease Provisions

IX. Rights of the Parties

1. Rights of Party A:

(1) Party A has the right to collect from Party B the amount payable by Party B under this Contract in accordance with the time and manner stipulated in this Contract;

(2) Within the last 3 months of the lease term specified in this Contract, Party A may, after prior notice to Party B, visit the Property together with potential tenants during normal office hours of Party B. Party A shall not affect Party B's normal office work;

2. Rights of Party B:

(1) Party B has the right to use the Property for the agreed use purpose during the lease term;

(2) During the lease term, if Party A sells the Property or the Property is disposed of for realizing the mortgage right, Party B agrees to waive the right of first refusal. Party A hereby guarantees that the rights of Party B under this Contract will not be affected.

XI. Obligations of the Parties

1. Party A shall perform the following obligations:

(1) Party A shall keep the public facilities and public parts of the Office Building in good working conditions;

(2) Party A shall keep the public spaces of the Office Building clean;

(3) Party A shall maintain the public order and safety of the Office Building;

(4) Party A shall maintain the normal operation of elevators, fire facilities, air conditioners and other equipment in the Office Building;

(5) Party A shall hand over the Property on time and ensure that Party B may use the Property and its ancillary equipment normally;

(6) Party A shall guarantee the normal operation of power supply, heating and air-conditioning facilities within the Property;

(7) Party A shall issue a corresponding invoice to Party B within ten working days after receiving the rent of each period.

2. Party B shall perform the following obligations:

(1) Party B shall use the Property in accordance with the agreed use purpose specified in this Contract and comply with the relevant management systems formulated by the property management company;

(2) Party B shall not sublease the Property. Otherwise it is deemed a breach of Contract.

(3) If the company of Party B is under any of the following circumstances, Party B shall notify Party A 15 days in advance of the following: merger, division, bankruptcy, liquidation, dissolution, change of its controlling shareholder or its actual controller if it is a limited liability company; change of company name.

(4) Before the expiry of the lease term or any renewal period, no party may unilaterally terminate this Contract.

(5) Party B shall not use the Property for any other purposes, including but not limited to illegal criminal activities, manufacture/storage of explosives, prohibited goods or other inflammable or explosive dangerous goods, or using it for residential purpose or as a dormitory, dwelling place or club.

(6) If Party B needs to load or unload goods, Party B shall comply with the requirements of the property management company regarding the time, service entrance/exit and cargo elevators and shall not damage the Property or any public facilities of the Office Building.

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(7) During the lease term, Party B shall not create or permit others to create large noises violating the noise nuisance standards and shall not disturb other owners or tenants in the Office Building. Party B shall not make odors or fumes in the Property, as this may cause nuisance to other owners or tenants in the Office Building.

(8) If, due to improper design/installation of the installation/reconstruction area where any water pipes, washing facilities or sanitary facilities are installed in the Property, leakage, blockage, damage or stoppage occurs to the sewers, washing facilities or sanitary facilities or other pipes in the public area of the Property or the Office Building, Party B shall repair it and resume operation as soon as possible. Otherwise, the property management company will arrange to clean, repair or replace these facilities/pipes all at the expenses of Party B.

(9) Without the prior written consent of Party A or the property management company, Party B shall not install any equipment which needs to be connected to the fire, alarm and/or security system of the Office Building or which may affect their normal use.

(10) If the glass curtain wall of the Property is damaged with the fault of Party B, Party B shall repair it at its own expense (i.e., all the costs for replacing the glass of the same specifications, including but not limited to glass, transportation, labor, taxes, etc.).

XI. Party B hereby Agrees as follows:

Party A shall not be liable for any damage (if any) incurred under any of the following circumstances:

1. External supply interruption or failure beyond the control of Party A occurs, whereby the supply of water, electricity, communication, air conditioning, elevators and other public facilities of the Property are temporarily suspended or the services are temporarily interrupted, causing loss and inconvenience to Party B;

2. Party B suffers any loss and/or injury with its own fault;

3. Any personal injury or property damage occurs at any time in the Property without the fault of Party A;

4. The security services provided by the security personnel, personnel on duty and electronic anti-theft system of the property management company for the Office Building do not mean that Party A is responsible for the security of the Property or personnel or properties of Party B.

XII. Decoration Terms

If the decoration carried out by Party B damages the main structure of the Property and/or causes any loss to Party A and/or other related parties, Party B shall immediately correct and compensate the other relevant parties according to the requirements of the property management company. If Party B fails to correct and/or compensate within the reasonable time specified by Party A or the property management company, Party B shall be deemed to be in breach of this Contract.

XIII. Maintenance and Repair of the Property

1. Party B shall keep the Property and all the facilities, equipment and pipelines in the Property, as provided by Party A, in good repair and clean.

2. Upon prior notice, Party B shall allow Party A, the property management company and their authorized personnel to enter the Property at a reasonable time to carry out necessary repairs or maintenance, but Party A shall not cause interference to Party B. In the event of an emergency, Party A or the property management company and/or their authorized personnel may enter the Property without prior notice. If Party B does not cooperate and/or prevent Party A or the property management company from carrying out the maintenance work, all consequences so incurred by shall be assumed by Party B. If, after the repair or maintenance, Party B discovers any damage in the Property and any malfunction or defect in any facility, equipment or pipeline, Party B shall promptly notify Party A or the property management company in writing.

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3. Party B shall ensure that its employees, contractors, agents, customers and visitors properly use and take care of the Property and facilities, equipment and pipelines in it, and shall be responsible for repairs if any damage occurs to the Property and/or any of the facilities, equipment and/or pipes with the fault of its employees, contractors, agents, customers and/or visitors. If Party B fails to repair it, Party A may repair it on its behalf, at the expenses of Party B. In addition, Party B shall compensate Party A for all the losses incurred by Party A due to Party B’s delay in the repair.

XIV. Return of the Property

When the lease term expires or the Contract is early terminated, Party B agrees as follows:

1. Party B shall hand back the Property within 5 days after the expiry of the lease term or the early termination of this Contract. The office furniture in the Property shall be removed from the Property, and the relevant logo shall be dismantled to ensure that the Property is in a good, clean and suitable for use status (except for normal wear and tear).

2. If Party B has any payment in arrears and fails to make the payment within 7 days after receipt of a written notice sent by Party A, Party A or the property management company has the right to prevent Party B from transferring or concealing properties or evacuating without paying up the amount in arrears.

3. Party A shall notify Party B so that the inventory of items left by Party B is made while Party B is present. If Party B fails to be present though notified by Party A, Party B agrees that Party A shall be solely responsible for the inventory, and the inventory records prepared by Party A shall be used as a basis acceptable by Party B. Party A has the right to transfer the items to a place that Party A deems appropriate.

4. If within 30 days after the inventory by Party A, Party B still fails to pay all the expenses in arrears, Party A has the right to dispose of the items left, and use the proceeds to cover the unpaid expenses. If there is any insufficiency, Party B shall still make it up.

XV. Lease Deposit

1. Party B shall pay the lease deposit agreed in this Contract to ensure that Party B fully performs and complies with this Contract.

2. In the event of a breach of Contract as prescribed in Article 16, Party A shall have the right to terminate this Contract and confiscate the lease deposit. In such case, Party A has the right to choose not to cancel this Contract, but to deduct from the lease deposit any rent, property management fee and/or other expenses in arrears and for the losses occurred due to breach of Contract by Party B. If there is any insufficiency, Party A has the right to recover from Party B. After the deduction, Party B shall make up the lease deposit within 7 working days after receiving a notice from Party A.

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3. After the expiry of the lease term, Party A shall return the lease deposit to Party B within 3 days if all of the following conditions are met by Party B:

(1) All rents, property management fees, electricity fees, heating fees, communication fees and other payables are paid up by Party B;

(2) Procedures for handing back the Property are completed by Party B with Party A on or before the expiry of the lease term;

(3) The industrial and commercial registration that the Property is used as the registration place of Party B and the lease registration (if any) are cancelled or transferred by Party B; (4) A bank account to receive the returned lease deposit is provided, and the original of the receipt of the lease deposit as well as other related documents reasonably requested by Party A are returned.

(5) Party B shall, after the termination or early termination of this Contract, promptly cancel the industrial & commercial and taxation registration with the Property as the registered address, pay up all payables relating to the Property and complete the cancellation procedures of the relevant account. If Party B fails to complete such cancellation procedures within 30 days after the termination or early termination of this Contract, Party B shall be deemed to authorize Party A to handle the relevant cancellation procedures on its behalf, and all expenses arising therefrom shall be borne by Party B.

(6) During the lease term, if the lease deposit in Party A's account is deducted, offset and/or used as compensation (whether the lease deposit is fully or partially deducted, offset, etc.) for reasons of Party B, and thus its amount is less than that specified in this Article, Party B shall, within 5 working days after written request of Party A, make up the lease deposit.

XVI. Liabilities for Breach of Contract

1. In the event of any one or more of the following circumstances:

•	Party B delays in the payment of the rent specified in this Contract for more than 5 days;

•	Party B terminates the lease under this Contract before the expiry of the lease term without consent of Party A;

•	Party B is unable to continue to perform this Contract due to bankruptcy/liquidation;

•	The Property is subject to judicial procedures or enforcement measures for the reasons of Party B or its sub-leasing customers;

•	With the fault of Party B or its sub-leasing customers, Party A or Party A's representative, executives and/or shareholders are sued, brought to arbitration, subjected to administrative punishment or investigated of criminal responsibilities;

Party A has right to take the following measures, separately or jointly:

(1) Party A may at any time enter the Property or any part thereof to take back the entire Property or take measures to prevent Party B from entering the Property and the Contract shall be immediately terminated;

(2) Party A has the right to file a lawsuit due to Party B’s breach of Contract or failure to perform the terms of this Contract;

(3) Party A may confiscate the lease deposit;

(4) Party A may request Party B to pay the rent, property management fee and/or other payables within 7 days after the occurrence of such circumstance;

(5) Party A has the right to suspend the supply of water, electricity, air-conditioning and communication (if applicable) services after prior notice for purpose of urging Party B to fulfill its obligations hereunder.

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2. In the event of any one or more of the following circumstances:

•	Before the expiry of the lease term, Party A terminates the lease not in accordance with the provisions of this Contract;

•	Party A is unable to continue to perform this Contract due to bankruptcy/liquidation;

•	The Property is unable for normal use for more than 15 days since Party A is subjected to judicial procedures with its own fault.

Party B has the right to take the following measures, separately or jointly:

(1) Party B may at any time terminate this Contract and hand back the Property;

(2) Party B has the right to file a lawsuit due to Party A’s breach of Contract or failure to perform the terms of this Contract;

(3) Party B may request Party A to waive the rent for the period during which the Property is unable for normal use;

(4) Party B may request Party A to return the rent for the period not used and the lease deposit;

3. During the performance of the Contract, if the rent under this Contract is not paid according to the method and time stipulated in this Contract, Party A has the right to charge liquidated damages at the rate of 5‰ per day for the portion overdue.

4. If Party B fails to pay the rent and/or property management fee as stipulated in this Contract, Party A has the right to apply for a payment order from the People's Court in accordance with the relevant provisions of the Civil Procedure Law of the People's Republic of China.

5. If Party A fails to return the lease deposit and/or other expenses under in this Contract, Party B has the right to apply for a payment order from the People's Court in accordance with the relevant provisions of the Civil Procedure Law of the People's Republic of China.

6. In the event that Party A is entitled to termination of the Contract hereunder, Party A shall terminate the Contract by sending a written notice to that effect to Party B. Party B shall hand back the Property to Party A in accordance with the property status stipulated in this Contract within the time limit specified by Party A. If Party B fails to move out within the time limit, Party A has the right to immediately enter the Property and take back the Property. In addition, Party B shall compensate for the loss so incurred by Party A.

7. In the event that Party B is entitled to the termination of the Contract hereunder, Party B shall terminate the Contract by sending a written notice to that effect to Party A. Party A shall take back the Property within the time limit specified by Party A. If Party A delays in taking back the Property, the loss so incurred shall be borne by Party A.

XVII. Notice

Any and all notices shall be served in writing and shall be served to the address or fax number or e-mail address of the other party as specified in this Contract. If sent by Party A, it may be sent to the Property or the address of Party B in China last informed to Party A. Any party who intends to change its mailing address, fax number or e-mail address shall promptly notify the other. Otherwise, all consequences so incurred shall be assumed by the party making the change.

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2. Any notice sent by a party to the other party shall be deemed served in the following circumstances:

(1) If delivered by hand or by courier, when it is sent to the relevant address and signed by the other party;

(2) If sent by a registered mail, 2 working days after sending;

(3) If sent by fax or e-mail, it will be deemed served after successful transmission.

XVIII. Other Provisions

1. Party A and Party B shall bear their own attorney fees (except for the attorney fee incurred in the dispute resolution procedures, whether in a litigation or arbitration, as a result of a party's breach of Contract) and the expenses incurred in the process of negotiation, preparation, and signing of this Contract. Party B shall, in accordance with the law, pay the relevant taxes and fees (if any) charged on them on time.

2. If Party B is a company, partnership or other organization, Party B guarantees that it has the right and ability to conclude and perform this Contract, and shall produce Party A its business license and power of attorney (if applicable) and other documents to prove its rights and authorization (proving that it has obtained internal approval to sign and perform this Contract) before signing this Contract. Otherwise, Party B may be deemed not entitled to enter into this Contract.

3. This Contract shall come into force upon signature and seal by both Parties;

4. If any clause of this Contract is invalid or unenforceable due to illegality, it shall not affect the validity of other clauses.

5. This Contract and its contents, including all the related materials, and other business information of the parties, shall be trade secrets. No party may disclose to any third party or make public any such trade secrets without consent of the other, whether or not the Contract is terminated, unless it is necessary for filing with the government or for judicial process. Otherwise, the defaulting party shall compensate for all the loss so incurred by the observant party.

6. A dispute between the parties in the performance of this Contract shall be settled through negotiations. If the negotiation fails settle the dispute, either party may file a lawsuit with the people's court with jurisdiction over the place where the Contract is signed.

7. This Contract, together with its appendixes, is made in quadruplicate, each party holding two copies. The copies shall have the same legal force.

8. This Contract shall be governed by and interpreted in accordance with laws of the People's Republic of China.

If Party B is a company, partnership or other organization, Party B shall, before signing this Contract, provide Party A with a copy of its valid business license or registration certificate issued by the government of the People's Republic of China. If the Contract is signed not by the legal representative or person in charge, a Power of Attorney signed by the legal representative or the person in charge and stamped with the company's official seal shall be produced, and a copy of the identity document of the authorized person shall be provided.

[No text below]

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(No text below. Signature page for the Office Lease Contract made and entered into by and between Beijing Lituo Lianchuang Enterprise Management Co., Ltd. and Beijing Yunguhui Information Technology Co., Ltd.)

Lessor (Party A): Beijing Lituo Lianchuang Enterprise Management Co., Ltd. Legal Representative/Authorized Representative:	Lessee (Party B): Beijing Yunguhui Information Technology Co., Ltd. Legal Representative/Authorized Representative:

Signature and Seal: Signing Date:	Signature and Seal: Signing Date:

(Beijing Lituo Lianchuang Enterprise Management Co., Ltd. Dedicated Contract Seal) (sealed)	(Beijing Yunguhui Information Technology Co., Ltd.) (sealed)

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